Exhibit 10.1
NOTICE OF NONQUALIFIED STOCK OPTION GRANT

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN
You (“Optionee”) have been granted a Nonqualified Stock Option to purchase shares of Class A Common Stock of the Company (the “Option”) under the BuzzFeed, Inc. (the “Company”) 2021 Equity Incentive Plan (the “Plan”) subject to the terms and conditions of the Plan, this Notice of Nonqualified Stock Option Grant (this “Notice”), the Stock Option Grant Agreement attached hereto as Exhibit A (the “Agreement”), and the special provisions for Optionee’s country of residence if you reside or provide services outside of the United States, attached to the Agreement as Appendix A (the “Non-U.S. Appendix”), each of which is incorporated herein by reference.
Unless otherwise defined in this Notice or the Agreement, any capitalized terms used herein will have the same meaning ascribed to them in the Plan.
Name:
Address:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares subject to the Option:
Expiration Date:    ________ __, 20__; the Option expires earlier if Optionee’s Service terminates earlier, as described in the Agreement.
Vesting Schedule:    Subject to the limitations set forth in this Notice, the Plan, and the Agreement, the Option will vest in accordance with the following schedule: [insert applicable vesting schedule, which may include performance metrics]

Form of Employee NQO Award Agreement (approved October 28, 2024)

By accepting this Notice (whether in writing or electronically) and/or acceptance of the Option and/or acceptance of any Shares issued upon exercise of the Option, Optionee acknowledges and agrees to the following, except as otherwise prohibited by, or required by, applicable law:

1)Optionee understands that Optionee’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. Optionee acknowledges that the vesting of the Option pursuant to this Notice is subject to Optionee’s continuing Service. To the extent permitted by applicable law, Optionee agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Optionee’s Service status changes between full- and part-time and/or in the event Optionee is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.
2)This grant is made under and governed by the Plan, the Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice or the Agreement, the terms and conditions of the Plan will prevail. In the event of a conflict between the terms and conditions of this Notice or the Agreement and the Non-U.S. Appendix, the terms of the Non-U.S. Appendix will prevail. Optionee has read, and agrees to be bound by, this Notice, the Agreement (including, if applicable, the Non-U.S. Appendix), and the Plan.
3)Optionee has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Optionee acquires or disposes of the Company’s securities.
4)Optionee consents to electronic delivery and participation as set forth in the Agreement.
Optionee must accept this award within sixty (60) days from the Date of Grant. Failure to accept within this timeframe may result in cancellation of the award and, as such, the forfeiture of any unvested portion of the Option to the Company immediately and without payment of any consideration to Optionee. If Optionee exercises any portion of the Option which vests prior to any such cancellation, Optionee is agreeing that the Option is granted under, and governed by the terms and conditions of, the Plan, this Notice, and the Agreement.

OPTIONEE	BUZZFEED, INC.
Signature: ___________________________	By:___________________________
Print Name: ___________________________	Its: ___________________________
Form of Employee NQO Award Agreement (approved October 28, 2024)

EXHIBIT A TO NOTICE OF NONQUALIFIED STOCK OPTION GRANT

STOCK OPTION GRANT AGREEMENT

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN
1.Grant of Option. Optionee has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”).
2.Vesting. Subject to the applicable provisions of the Plan and this Agreement, the Option will vest and become exercisable, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice. To the extent permitted by applicable law, Optionee acknowledges and agrees that the Vesting Schedule may change prospectively in the event Optionee’s Service status changes between full and part-time and/or in the event Optionee is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee. Optionee acknowledges that the vesting of the Option pursuant to the Notice and this Agreement is subject to Optionee’s continuing Service.
3.Termination Period.
(a)General Rule. If Optionee’s Service terminates for any reason except death or Disability, and other than for Cause, then the Option will expire at the close of business at Company headquarters on the date three (3) months after Optionee’s Termination Date (as defined below), subject to the expiration details in Section 7. The Company determines when Optionee’s Service terminates for all purposes under this Agreement.
(b)Death; Disability. If Optionee dies before Optionee’s Service terminates (or Optionee dies within three (3) months of Optionee’s termination of Service other than for Cause), then the Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death (subject to the expiration details in Section 7). If Optionee’s Service terminates because of Optionee’s Disability, then the Option will expire at the close of business at Company headquarters on the date twelve (12) months after Optionee’s Termination Date (subject to the expiration details in Section 7).
(c)Cause. Unless otherwise determined by the Committee, the Option (whether or not vested) will terminate immediately upon Optionee’s cessation of Services if the Company reasonably determines in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or Optionee’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time Optionee terminated Services).
(d)No Notification of Exercise Periods. Optionee is responsible for keeping track of these exercise periods following Optionee’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event will the Option be exercised later than the Expiration Date set forth in the Notice.
(e)Termination. For purposes of the Option, Optionee’s Service will be considered terminated as of the date Optionee is no longer providing Services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any) (the “Termination Date”). The Committee will have the exclusive discretion to determine when Optionee is no longer actively providing Services
    3

for purposes of Optionee’s Option (including whether Optionee may still be considered to be providing Services while on an approved leave of absence). Unless otherwise provided in this Agreement or determined by the Company, Optionee’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Optionee’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any). For Optionees who reside or provide services outside the United States, special provisions regarding termination, if any, are set forth in the Non-U.S. Appendix. Following the Termination Date, Optionee may exercise the Option only as set forth in the Notice and this Section 3, provided that the period during which Optionee may exercise the Option after the Termination Date, if any, will commence on the date Optionee ceases to provide Services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Optionee is employed or terms of Optionee’s employment agreement, if any. If Optionee does not exercise the Option within the termination period set forth in the Notice or the termination periods set forth above, the Option will terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
4.Exercise of Option.
(a)Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Optionee’s death, Disability, termination for Cause, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice, and this Agreement. The Option may not be exercised for a fraction of a Share.
(b)Method of Exercise. The Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined in Section 8 below). The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any applicable Tax-Related Items. No Shares will be issued pursuant to the exercise of the Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, the Exercised Shares will be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.
(c)Exercise by Another. If another person wants to exercise the Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise the Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable Tax-Related Items (as described below).
5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Optionee:
(a)Optionee’s personal check (or readily available funds), wire transfer, or a cashier’s check;
Form of Employee NQO Award Agreement (approved October 28, 2024)

(b)certificates for shares of Company stock that Optionee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Optionee. However, Optionee may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of Optionee’s Option if Optionee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes;
(c)cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to Optionee. The directions must be given by signing a special notice of exercise form provided by the Company; or
(d)any other method authorized by the Company;
provided, however, that the Company may restrict the available methods of payment to facilitate compliance with applicable law or administration of the Plan.
6.Non-Transferability of Option. The Option and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis and any such sale, pledge, assignment, hypothecation, transfer or disposition that is not so permitted by the Committee shall be void and unenforceable against the Company. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. Optionee agrees not to sell any Shares acquired pursuant to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply so long as Optionee remains in Service.
7.Term of Option. The Option will in any event expire on the expiration date set forth in the Notice, which date is no more than ten (10) years after the Date of Grant.
8.Taxes.
(a)Responsibility for Taxes. To the extent permitted by applicable law, Optionee acknowledges that, regardless of any action taken by the Company or, if different, a Subsidiary, or Affiliate employing or retaining Optionee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax related items, including any liabilities under Section 409A of the Internal Revenue Code, related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”) is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Optionee acknowledges that such Tax-Related Items may be due prior to the issuance or delivery of Shares or proceeds from the sale of Shares and further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option; the subsequent sale of Shares acquired pursuant to such exercise; and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. OPTIONEE SHOULD CONSULT A TAX ADVISER APPROPRIATELY
Form of Employee NQO Award Agreement (approved October 28, 2024)

QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH OPTIONEE RESIDES OR IS SUBJECT TO TAXATION.
(b)Withholding. Prior to any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Optionee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
(i)withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer;
(ii)withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization and without further consent);
(iii)withholding Shares to be issued upon exercise of the Option;
(iv)Optionee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
(v)any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided, however, if Optionee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event).
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible rate for Optionee’s tax jurisdiction(s) in which case Optionee will have no entitlement to the equivalent amount in Shares and will receive a refund of any over-withheld amount in cash in accordance with applicable law. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Exercised Shares; notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.
Finally, Optionee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to issue or deliver Shares or proceeds from the sale of Shares to Optionee until Optionee has satisfied the obligations in connection with the Tax-Related Items, as described in this Section 8.
9.Nature of Grant. By accepting the Notice (whether in writing or electronically) and/or acceptance of the Option and/or acceptance of any Shares issued upon exercise of the Option, Optionee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
Form of Employee NQO Award Agreement (approved October 28, 2024)

(b)the grant of the Option is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;
(d)Optionee is voluntarily participating in the Plan;
(e)the Option and Optionee’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer, and will not interfere with the ability of the Company or the Employer, as applicable, to terminate Optionee’s employment or service relationship;
(f)the Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;
(h)unless otherwise agreed with the Company, the Option, and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service Optionee may provide as a director of a Subsidiary or Affiliate;
(i)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; if the underlying Shares do not increase in value, the Option will have no value; if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;
(k)neither the Company or the Employer, nor any of their Subsidiaries or Affiliates, will be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercised; and
(l)in the event the Company determines Optionee is an executive officer within the meaning of the Buzzfeed, Inc. Stock Ownership Guidelines Policy, Optionee is subject to, and will comply with, the terms and conditions of such policy and the limitations contained therein on the ability of Optionee to transfer any Shares.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s acquisition or sale of the underlying Shares. Optionee acknowledges, understands, and agrees that he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
Form of Employee NQO Award Agreement (approved October 28, 2024)

11.Language. If Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option, and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.Acknowledgement. The Company and Optionee agree that the Option is granted under and governed by the Notice, this Agreement (including, if applicable, the Non-U.S. Appendix) and the Plan (each of which incorporated herein by reference). Optionee: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Optionee has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
14.Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No materially adverse modification of, or materially adverse amendment to, this Agreement will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic), unless such modification or amendment is necessary to comply with applicable law, regulation or securities exchange. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
15.Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Optionee with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Class A Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Optionee agrees that the Company will have unilateral authority to amend the Plan and this Agreement (including, if applicable, the Non-U.S. Appendix) without Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company.
16.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
17.Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the state and federal courts in New York, New York. Each of the parties hereby represents and agrees that such party is subject to the personal
Form of Employee NQO Award Agreement (approved October 28, 2024)

jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.No Rights as Employee, Director or Consultant. Nothing in this Agreement, the Notice or the Plan shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Agreement shall not affect in any manner whatsoever any right or power of the Company, or a Subsidiary or Affiliate (including the Employer), to terminate Optionee’s Service, for any reason, with or without Cause. Optionee waives all and any rights to compensation or damages in consequence of the termination of Optionee’s Service for any reason whatsoever (whether such termination is lawful or unlawful) insofar as those rights arise, or may arise, from Optionee ceasing to have rights or be entitled to Shares pursuant to this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, Optionees’s terms of employment will be varied accordingly.
19.Deemed Acceptance of Terms. By Optionee’s acceptance of the Notice (whether in writing or electronically) and/or acceptance of the Option and/or acceptance of any Shares issued upon exercise of the Option, Optionee and the Company agree that the Option is granted under, and governed by the terms and conditions of, the Plan, the Notice, and this Agreement (including, if applicable, the Non-U.S. Appendix). Optionee has reviewed the Plan, the Notice, and this Agreement (including, if applicable, the Non-U.S. Appendix) in their entirety, has had an opportunity to obtain the advice of counsel regarding the Plan, the Notice, and this Agreement prior to executing the Notice, and fully understands all provisions of the Plan, the Notice, and this Agreement. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Agreement (including, if applicable, the Non-U.S. Appendix). Optionee further agrees to notify the Company upon any change in Optionee’s residence address.
20.Consent to Electronic Delivery of All Plan Documents and Disclosures. By accepting the Notice (whether in writing or electronically) and/or acceptance of the Option and/or acceptance of any Shares issued upon exercise of the Option, Optionee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Optionee acknowledges that Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost if Optionee contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Optionee further acknowledges that Optionee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Optionee understands that Optionee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Optionee understands that Optionee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Optionee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Optionee understands that Optionee is not required to consent to electronic delivery if local laws prohibit such consent.
Form of Employee NQO Award Agreement (approved October 28, 2024)

21.Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, depending on Optionee’s country of residence, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect Optionee’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country of residence). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions and understands that Optionee should consult his or her personal legal advisor on such matters. In addition, Optionee acknowledges that he or she has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Optionee acquires or disposes of the Company’s securities.
22.Lock-Up Agreement. If requested by the Company in connection with a consummation of the Business Combination (or the consummation of another transaction), or by any underwriters in connection with an initial public offering of the Company’s securities under the Securities Act, or managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 4 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration or consummation as may be requested by the Company or such managing underwriters and to timely execute an agreement reflecting the foregoing as may be requested by the Company or underwriters.
23.Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Optionee’s employment or other Service that is applicable to Optionee. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Optionee’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Optionee’s Option or the Shares acquired thereunder.
BY ACCEPTING THE NOTICE, THE GRANT OF THIS OPTION, AND/OR ANY SHARES ISSUED UPON EXERCISE OF THE OPTION, OPTIONEE AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.
Form of Employee NQO Award Agreement (approved October 28, 2024)

APPENDIX A

SPECIAL PROVISIONS FOR OPTIONS
GRANTED TO OPTIONEES OUTSIDE THE U.S.

This Non-U.S. Appendix includes additional terms applicable to Optionees who reside or provide services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Appendix A is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Non-U.S. Appendix also includes information relating to exchange control and other issues of which Optionee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of October 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Optionee, and the Company is not in a position to assure Optionee of any particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Optionee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Optionee.
Form of Employee NQO Award Agreement (approved October 28, 2024)

AUSTRALIA
1.Securities Laws.
This Agreement, the Award of the Options under this Agreement and any issue or transfer of Shares on exercise of those Options under this Agreement is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth).
Any advice given by the Company, or any of its associated bodies corporate, in connection with the Award made pursuant to the Notice and this Agreement does not take into account Optionee’s objectives, financial situation or needs. Optionee should consider obtaining their own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.
The Company undertakes, on request, at no charge and within a reasonable time, to provide Optionee with a full copy of the rules of the Plan.
The Shares underlying the Award are listed on the Nasdaq Capital Market. The market price of the Shares can be ascertained by visiting the website of the Nasdaq Capital Market and the Australian dollar equivalent of that price by applying the prevailing U.S. Dollar / Australian dollar exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: www.rba.gov.au/statistics/frequency/exchange-rates.html.
2.Acceptance of Award of Options. Optionee may accept the Award of the Options by signing the Notice at any time within sixty (60) days from the Grant Date (the “Invitation Period”).
3.Processing of Acceptance. Notwithstanding any other term of the Plan, the Notice or this Agreement, the Company will not process any acceptance of the Award of the Options by Optionee until at least fourteen (14) days after Optionee has received all offer documents (including the Notice and this Award Agreement) that they may be required to receive in order to participate in the Plan in respect of that Award of Options.
4.Risk Warning.
The Company's business performance and that of its Shares, including the Shares underlying the Award, are subject to various risks. Some of those risks are specific to its business activities, others could impact the whole internet media, news and entertainment industry, or are of a more general nature. Individually or collectively, those risks may adversely affect the future operating and financial performance of the Company, its investment returns and the value of its Shares, which may rise and fall over time.
Specific risks regarding the Options are:
1.the Options may lapse in accordance with the Plan which will cause all your rights under the Plan to cease;
2.the requirements in the Vesting Schedule may not be met, in which case the Options will lapse;
3.there is no guarantee that you will receive dividends or a return of capital in respect of the underlying Shares; and
Form of Employee NQO Award Agreement (approved October 28, 2024)

4.there is no guarantee that the value of the underlying Shares will increase over time, nor that any particular value will be maintained.
As the price of the underlying Shares listed on the Nasdaq Capital Market are quoted in U.S. Dollars, the value of those Shares to Optionee may also be affected by movements in the U.S. Dollar / Australian dollar exchange rate.
5.Data Protection.
By accepting the Award, Optionee consents to the Company, any of its related bodies corporate or any third party, collecting the personal information (including sensitive information) necessary to administer the Award and disclosing any personal information necessary to administer the Award to the Company, any of its related bodies corporate or any third party engaged to assist in implementing the Award, who may be situated in or outside Australia including in jurisdictions that may not afford Optionee’s information the same level of protection as under Australian laws.
The Company will not be required to take steps to ensure that any of its related bodies corporate or any third party engaged to assist in implementing the Award do not breach the ‘Australian Privacy Principles.’
Neither the Company nor any of its related bodies corporate will be required to take steps to ensure that any of its related bodies corporate or any third party engaged to whom Optionee's personal information is disclosed do not breach data privacy principles.
6.Tax.
This is a deferred tax scheme for the purpose of Subdivision 83A-C of the Income Tax Assessment Act 1997.
For Australian Optionees, the Committee will only permit the transfer of Options in very limited circumstances relating to financial hardship, court orders, or death or disability of Optionee. The non-transferability of vested Options will be strictly enforced by the Committee.
7.Contractual Terms.
This Agreement, the Plan, the Plan prospectus and the Notice (the “Documentation”) do not include any misleading or deceptive statements, and do not omit any information that would result in the Documentation or terms of any offer being made under the Documentation being misleading or deceptive.
If the Company becomes aware that any information contained in the Documentation has become out of date, or is otherwise not correct in a material respect, it will provide you with updated Documentation as soon as practicable.
If, during the Invitation Period: (1) a director of the Company (“Director”); (2) a person named in the Documentation with their consent as a proposed director of the Company (“Proposed Director”); or (3) a person named in the Documentation with their consent who has made a statement in the Documentation or made a statement on which a statement is based in the Documentation (“Consenting Person”), becomes aware that (a) a material statement in the Documentation or the terms of the invitation or any offer being made under the Documentation is misleading or deceptive; (b) information was omitted from the Documentation or the terms of the invitation or any offer being made under the Documentation that has resulted in these documents being misleading or deceptive; or (c) a new circumstance has arisen during the Invitation Period which means the Documentation is out of date or otherwise not correct in a material respect, they will notify the Company in writing as soon as
Form of Employee NQO Award Agreement (approved October 28, 2024)

practicable. Where you have suffered any loss or damage as a result of the failure of a Director, Proposed Director or Consenting Person (the “Relevant Persons”) to notify of items (a), (b) or (c) in the preceding sentence, you may recover such loss or damage from the Relevant Person.
If you have suffered any loss or damage as a result of the Documentation containing misleading or deceptive statements or omissions, or information that is out of date, you may recover such loss or damage from the Company, a Director, or a Proposed Director.
If you have suffered any loss or damage as a result of the Documentation containing misleading or deceptive statements or omissions, you may also recover such loss or damage from a Consenting Person who made the misleading or deceptive statement or the misleading or deceptive statement is based on a statement from that person.
Notwithstanding the above, none of the Company or the Relevant Persons are liable for any loss or damage suffered by you if:
(a)    the Company or the Relevant Person: (i) made all inquiries that were reasonable in the circumstances and after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; (ii) did not know that the statement was misleading or deceptive; and (iii) placed reasonable reliance on information given by, in the case of the Company, someone other than a director, employee or agent of the Company or, in the case of an individual, someone other than an employee or agent of the individual;
(b)    the Consenting Person proves that they publicly withdrew their consent to being named in the document in that way; or
(c)    the contravention arose because of a new circumstance that has arisen since the Documentation was prepared and the Relevant Person proves that they were not aware of the matter.
Form of Employee NQO Award Agreement (approved October 28, 2024)

CANADA
The following terms and conditions apply to any Optionees that are (a) resident in or primarily reporting to work in a province or territory of Canada; or (b) subject to Canadian taxation under the Income Tax Act (Canada) (the “Tax Act”) and/or the taxing legislation of any province or territory of Canada.
1.Termination Period. Section 3 of the Agreement (the “Termination Period” provision) is deleted in its entirety and replaced with the following:
(a)    General Rule. If Optionee’s Active Service (as defined below) terminates for any reason except death or Disability, and other than for Cause (as defined below), then the Option will expire at the close of business at Company headquarters on the date three (3) months after Optionee’s Termination Date (as defined below), subject to the expiration details in Section 7.
(b)    Death; Disability. If Optionee Active Service terminates as a result of Optionee’s death (or Optionee dies within three (3) months of Optionee’s termination of Active Service other than for Cause, then the Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death (subject to the expiration details in Section 7). If Optionee’s Active Service terminates because of Optionee’s Disability, then the Option will expire at the close of business at Company headquarters on the date twelve (12) months after Optionee’s Termination Date (subject to the expiration details in Section 7).
(c)    Cause. Unless otherwise determined by the Committee, the Option (whether or not vested) will terminate immediately upon Optionee’s Termination Date if the Company reasonably determines in good faith that such cessation of Active Services has resulted in connection with an act or failure to act constituting Cause at the time Optionee terminated Services). For purposes of the Option, “Cause” shall mean Optionee’s wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company, or one of its Subsidiaries or Affiliates, or such other circumstances under which the Company, or its Subsidiaries or Affiliates, is permitted under the applicable employment standards legislation to terminate the employment or engagement of Optionee without any notice of termination, termination pay, and severance pay, including under the applicable employment standards legislation (if any).
(d)    No Notification of Exercise Periods. Optionee is responsible for keeping track of these exercise periods following Optionee’s Termination Date. The Company will not provide further notice of such periods. In no event will the Option be exercised later than the Expiration Date set forth in the Notice.
(e)    Termination. For purposes of the Option, “Termination Date” means Optionee’s last day of Active Service with the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any). Unless otherwise provided in this Agreement or determined by the Company, Optionee’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date. As used herein, “Active Service” means:
Form of Employee NQO Award Agreement (approved October 28, 2024)

(i)    in the case of an Optionee who is an employee of the Company, or one of its Subsidiaries or Affiliates, the period during which Optionee actually and actively performs work for the Company, or one of its Subsidiaries or Affiliates. For certainty, “Active Service” in the case of an employee shall be deemed to include, as applicable, (i) any period of vacation, disability, or other leave permitted by legislation, and (ii) any period constituting the minimum notice of termination period that is required to be provided to Optionee pursuant to applicable employment standards legislation (if any). For certainty, “Active Service” shall be deemed to exclude any other period that follows or ought to have followed, as applicable, the later of (i) the end of the minimum notice of termination period that is required to be provided to Optionee pursuant to applicable employment standards legislation (if any), or (ii) Optionee’s last day of performing work for the Company, or one of its Subsidiaries or Affiliates (including any period of vacation, disability, or other leave permitted by legislation), whether that period arises from a contractual or common law right; and

(ii)    in the case of an Optionee who is not an employee of the Company, or one of its Subsidiaries or Affiliates, any period in which an Optionee provides services to the Company, or one of its Subsidiaries or Affiliates, but shall exclude any period that follows, or ought to have followed, Optionee’s last day of providing services to the Company, and its Subsidiaries or Affiliates, including at common law.

Following the Termination Date, Optionee may exercise the Option only as set forth in the Notice and this Section 3, provided that the period during which Optionee may exercise the Option after the Termination Date, if any, will commence on the date Optionee ceases to provide Active Services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Optionee is employed or terms of Optionee’s employment agreement, if any. If Optionee does not exercise the Option within the termination period set forth in the Notice or the termination periods set forth above, the Option will terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.
2.    Method of Payment. Section 5 of the Agreement (the “Method of Payment” provision) is deleted in its entirety and replaced with the following:[1]
Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Optionee:
(a)    Optionee’s personal check (or readily available funds), wire transfer, or a cashier’s check;
(b)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to Optionee. The directions must be given by signing a special notice of exercise form provided by the Company; or
(c)    any other method authorized by the Company;
Form of Employee NQO Award Agreement (approved October 28, 2024)

provided, however, that the Company may restrict the available methods of payment to facilitate compliance with applicable law or administration of the Plan.
3.    Non-Transferability of Option. Section 6 of the Agreement (the “Non-Transferability of Option” provision) is deleted in its entirety and replaced with the following:[2]
Subject to Section 5 hereof and notwithstanding anything to the contrary in the Plan, the Option and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order and any such sale, pledge, assignment, hypothecation, transfer or disposition that is not so permitted shall be void and unenforceable against the Company. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. Optionee agrees not to sell any Shares acquired pursuant to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply so long as Optionee remains in Service
4.    Withholding. Section 8(b) of the Agreement (the portion of the “Withholding” provision) is deleted in its entirety and replaced with the following:
Prior to any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Optionee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any withholding obligations for Tax-Related Items by one or a combination of the following:
i.    withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer;
ii.    withholding from proceeds of the sale of Shares acquired at exercise of the Option through a sale arranged by the Company (on Optionee’s behalf pursuant to this authorization and without further consent);
iii.    Optionee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or
iv.    any other arrangement approved by the Committee and permitted under applicable law;
all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided, however, if Optionee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event).
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible rate for Optionee’s tax jurisdiction(s) in which case Optionee will receive a refund of any over-withheld amount in cash in accordance with applicable law.
Form of Employee NQO Award Agreement (approved October 28, 2024)

Finally, Optionee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to issue or deliver Shares or proceeds from the sale of Shares to Optionee until Optionee has satisfied the obligations in connection with the Tax-Related Items, as described in this Section 8.
5.    No Future Grant of Options. Notwithstanding anything to the contrary in the Plan, the date of grant of an Option will be the date on which the Committee authorized the grant of the Option.[5]
6.    No Pledge of Shares. Section 18 of the Plan shall not apply to any Optionee that is subject to this Non-U.S. Appendix for Canada.[7]
7.    Exchange of Options. Any Options received by Optionee as a result of existing Options being exchanged pursuant to an Exchange Program, assumed pursuant to Section 22.1(b) of the Plan or substituted pursuant to 22.1(c) of the Plan shall have such terms and conditions that would allow the exchange, assumption or substitution to qualify under Subsection 7(1.4) of the Tax Act, unless otherwise consented to by the respective Optionee.[8]
8.    Election to Receive Cash. Notwithstanding anything to the contrary in the Plan and/or this Agreement, the Company shall not have the right unilaterally to cause Optionee to surrender all or a portion of his/her Options for cash in lieu of Shares (including as a result of the Company being subject to a Corporate Transaction, as part of an Exchange Program, or with respect to cash amounts required to satisfy Tax-Related Items). However, from time to time, the Committee may provide Optionees with the right to elect (which right may be time-limited and/or tied to the occurrence of contingent events, at the Committee’s sole discretion) to surrender such Options for a cash compensation payment. Any Options that Optionee has not elected to be surrendered for cash compensation shall only be exercised for Shares, or, if so determined by the Committee and communicated to Optionee in advance, forfeited.[9]
9.    Form of Payment. Notwithstanding any language to the contrary in this Agreement or the Plan, Optionees are prohibited from surrendering Shares that Optionee already own or from attesting to the ownership of Shares to pay any tax withholding in connection with exercise of Options granted to Optionee.[10]
10.    Tax Reporting. Optionee acknowledges that the Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes, among others, Shares and Options) exceeds CAD $100,000. Optionee acknowledges having had the opportunity to consult his/her own tax advisor regarding this reporting requirement and agree that such requirement is solely his/her responsibility.
11.    Optionee Acknowledgment. For absolute certainty, by accepting and executing this Agreement, Optionee specifically represents, warrants and acknowledges that they have read and understood the terms and conditions set out in Section 2 of this Non-U.S. Appendix which: (i) state that Optionee shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving any entitlements hereunder which would have vested or been granted after such Optionee’s Termination Date, including but not limited to damages in lieu of notice of termination at common law; and (ii) have the effect that no period of contractual or common law reasonable notice of termination that exceeds Optionee’s minimum statutory notice of termination period under applicable employment standards legislation (if any), shall be used for the purposes of calculating Optionee’s entitlement under this Agreement. By accepting and executing this Agreement, Optionee further waives any eligibility to receive damages or payment in lieu of any forfeited Options
Form of Employee NQO Award Agreement (approved October 28, 2024)

that would have vested or accrued during any contractual or common law reasonable notice of termination period that exceeds Optionee’s minimum statutory notice of termination period under the applicable employment standards legislation (if any). By accepting the Option, Optionee represents and warrants that such securities have been granted to Optionee for no consideration and that participation and acceptance of such securities is voluntary and that Optionee has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.
Form of Employee NQO Award Agreement (approved October 28, 2024)

INDIA
The following terms and conditions apply to any Optionees that are resident in India. It is clarified that the Company reserves the right to apply any or all of the following provisions to individuals who are not Indian citizens/nationals, but considered as persons resident in India, to the extent it determines necessary or advisable under applicable Indian laws.
1.Exercise Restriction. The following supplements the Plan and this Agreement.
Optionee must comply at the time of exercise with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments thereto, including the Foreign Exchange Management (Overseas Investment) Rules, 2022 and the Foreign Exchange Management (Overseas Investment) Regulations, 2022 (“FEMA”).
A partial “sell to cover” (i.e., where the exercise price is paid to the Company from the sales proceeds obtained from selling a portion (but not all) of the shares) or a “net exercise” (i.e., where the Company retains a portion of the shares otherwise due to you in satisfaction of the exercise price due) method contemplated in Section 5(b) and 5(c) of this Agreement is not permitted in India. The Company reserves the right to prescribe an alternative method of payment that Optionee shall use (whether set out in this Agreement and/or the Plan or otherwise) depending on the development of local law. This paragraph applies notwithstanding any contrary provision in this Agreement or the Plan.
Optionee may be subject to additional reporting and compliance requirements if the acquisition of Shares pursuant to the exercise of the Option exceeds the applicable thresholds from time to time prescribed under FEMA (such threshold currently being 10% of the Company’s paid-up equity capital and / or acquisition of control). It is Optionee’s responsibility to comply with these requirements if Optionee breaches the prescribed thresholds.
2.Exchange Control Information. In relation to Shares that may be issued to Optionee by the Company, Optionee agrees and acknowledges that he/she may be required to submit to the Reserve Bank of India such other reports or documents as may be prescribed by the Reserve Bank of India from time to time. On the sale of Shares purchased under the Plan or the receipt of any dividends on the Shares, Optionee acknowledges its obligation and agrees to: (i) repatriate any proceeds within one hundred and eighty (180) days of the date of sale or the date of the dividends falling due (as maybe applicable), unless such proceeds are reinvested in compliance with FEMA; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which the foreign currency is deposited and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Employer requests proof of repatriation.
Optionee will inform the Employer immediately upon any divestment of the Options or Shares held by Optionee as required to be disclosed by the Employer under FEMA. It is the responsibility of Optionee to comply with all of these requirements. Neither the Company nor the Employer will be liable for any fines or penalties resulting from failure of Optionee to comply with any applicable laws.
3.Tax. By accepting the terms of the Notice and this Agreement, Optionee acknowledges and agrees to comply with all applicable Indian laws and report any income and pay any and all applicable taxes, as required by Indian laws, associated with the Shares, the sale of Shares acquired under the Plan, and the receipt of any dividends paid on such Shares.
Optionee will cooperate with the Company and the Employer, to ensure that the Company and the Employer are at all times compliant with all applicable laws. Without prejudice to the aforesaid, Optionee will forthwith provide all necessary information upon request by the Company or the Employer in order for them to make necessary filings with the regulatory authorities as required under
Form of Employee NQO Award Agreement (approved October 28, 2024)

applicable law. Where necessary and so directed by the Company or the Employer, Optionee will make such payments/ deposit such amounts with the Company or the Employer so as to enable them to comply with their tax obligations under applicable laws.
4. Data Privacy. Optionee explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of Optionee’s personal information (as such term is defined in the Information Technology Act, 2000 read with the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011) by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the the Employer, the Company and its Affiliates hold certain personal information about Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company and/or any Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Optionee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Optionee understands and consents that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipient country may have different data privacy laws providing less protections of Optionee’s personal data than Optionee’s country. Optionee authorizes the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired under the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. Optionee understands that refusing or withdrawing consent may affect Optionee’s ability to opt in the Plan.”
5.General. The Plan, the Notice, this Agreement and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by Optionee.
Form of Employee NQO Award Agreement (approved October 28, 2024)

MEXICO
The following terms and conditions apply to any Optionees that are resident for tax purposes in Mexico or who are otherwise working in or providing services to the Company in Mexico.
1.Definitions. For purposes of this Appendix A, the definition of “Cause”, shall be expanded to include any act or omission that, at the Company’s or, if different, the Employer’s discretion, constitutes cause for termination of Optionee’s relationship with the Company or, if different, the Employer, under applicable law, without the Company or, if different, the Employer, having to notify the termination with cause before any authority or follow any procedure before any authority to demonstrate such cause.
2.Employment Matters.
Optionee’s participation in the Plan, this Agreement and the Notice is a voluntary and unilateral decision with total independence from the employment relationship that he/she has with Company or, if different, the Employer.
Optionee expressly recognizes that the Company is the sole responsible and administrator of the Plan, this Agreement and the Notice; and that Optionee’s participation in the same does not constitute an employment relationship with the Company, since such relationship is of mercantile nature.
Optionee further recognizes that the Company implements the Plan, this Agreement, and the Notice in a discretional basis, being in its nature discretional and unilateral; therefore, Optionee agrees and recognizes that the Company reserves to itself, the right to modify, suspend and/or terminate the Plan, this Agreement and the Notice at any time and for any reason. Additionally, that any benefit derived is/are a one-time granting that does not generate any kind of obligation either legal or contractual or any other kind of obligation on the Company, or to future granting of Options, since this shall always be a discretionary decision of the Company.
In addition, Optionee expressly recognizes that the value of the Options will not be considered for purposes of severance, redundancy or retirement payments, bonuses, premiums or any other similar concept.
3.Tax Considerations. The Company and any of its Affiliates shall have the right to withhold, or require Optionee to remit to it an amount towards taxes computed at the applicable rate at the time of issue of the Shares to Optionee or payment of cash (as the case may be) on the value of benefit given, and/or over any constructive dividends paid to Optionee; otherwise, Optionee is obliged to directly pay the correspondent tax in Mexico determined under Article 94 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta). For this purpose, the value of benefit shall be the difference between (i) the amount paid in cash to Optionee (if any) and/or the aggregate Fair Market Value of the Shares allotted to Optionee; and (ii) the exercise price.
4.Language Acknowledgment.
Optionee acknowledges that he/she is proficient in the English language, or that he/she has consulted with an advisor who is sufficiently proficient in English, so as to allow Optionee to understand the terms and conditions of the Plan, this Agreement and the Notice. If Optionee receives the Plan, this Agreement, the Notice, or any other document related therewith translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
Form of Employee NQO Award Agreement (approved October 28, 2024)

Reconocimiento de Idioma.
El tenedor de la opinión reconoce manejar el idioma inglés lo suficiente o en su defecto, que ha consultado con un experto que maneja el idioma inglés lo suficiente para que el tenedor de la opinión tenga un entendimiento completo y preciso de todos y cada uno de los términos y condiciones del Plan, del Convenio, de la Notificación o de cualquier otro documento relacionado con los mismos. Si el tenedor de la opinión recibe una copia del Plan, del Convenio, de la Notificación o de cualquier otro documento relacionado, traducido a cualquier idioma que no sea inglés y, en su caso, el significado de dicha traducción es distinto al de la versión en inglés, el tenedor de la opinión acepta expresamente que la versión en inglés prevalecerá..
5.Mexican Securities Law Considerations. The securities offered under the Plan are construed as a private offering pursuant to Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). Such securities are not registered in the Mexican National Securities Registry (Ley del Mercado de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).
Form of Employee NQO Award Agreement (approved October 28, 2024)

UNITED KINGDOM
The following terms and conditions apply to any Optionees that are resident for tax purposes in the United Kingdom or who are otherwise working in or providing services to the Company in the United Kingdom.
1.Employees. No grant of RSUs shall be made to individuals who are Consultants and not Employees (as those terms are defined in the Plan).
2.Tax. With respect to Section 8(a) of the Agreement, any liability to income tax and national insurance obligations shall arise on the date the Option is exercised (rather than the point at which the Option vests).
2.Transfer. With respect to Section 6 of this Agreement, every Stock Option granted under the Plan shall be personal to Optionee to whom it is granted and, except to the extent necessary to enable a personal representative to realize the Stock Option following the death of an Optionee, neither the Stock Option nor the benefit of that Stock Option may be transferred, assigned, charged or otherwise alienated. The Stock Option will lapse immediately if Optionee to whom it was made purports to transfer, charge or otherwise alienate that Stock Option otherwise than as permitted by this clause 2.
3.Data Protection. In addition to the Company’s existing policies with respect to data protection, Optionee acknowledges and, where so required, provides their consent that the Company or any Affiliate may, process and transfer personal data relating to them to other Affiliates or to any third parties engaged by them for any and all purposes related to the operation and administration of the Plan in accordance with Company privacy and data protection policies and notices and where the processing is necessary for (i) the operation of the Plan; (ii) the Company or any Affiliate to comply with its legal obligations; or (iii) the purposes of the legitimate interests pursued by the Company or any Affiliate. The data protection policies and notices do not form part of the Plan and may be updated from time to time. Optionee also acknowledges and, where so required, provides their consent that the Company or any Affiliate may, in accordance with Company privacy and data protection policies and notices and applicable law, transfer or store personal information outside the United Kingdom and the European Economic Area (EEA), and that personal data may also be processed outside the United Kingdom and the EEA by the Company or any Affiliate or for one or more of its or their service providers.
4.Clawback. Optionee acknowledges and agrees to the application of clawback and recoupment in accordance with Section 22 of this Agreement. Optionee must provide their written consent by signing the Form of Consent below concurrent with the execution of the Notice.
UK FORM OF CONSENT

Optionee Name:	______________________________________
Optionee Signature:	______________________________________
Date:	______________________________________
Form of Employee NQO Award Agreement (approved October 28, 2024)

Form of Employee NQO Award Agreement (approved October 28, 2024)